U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       LIVESTAR ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                           7900                   980204736
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


    62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7;
                                 (604) 682-6541
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

              EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004 NO. 6 NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004
                                      NO. 3
                            (Full title of the Plans)

   Raymond Hawkins, 62 West 8th Avenue, 4th Floor, Vancouver, British Columbia,
                                 Canada V5Y 1M7
                     (Name and address of agent for service)

                                 (604) 682-6541
          (Telephone number, including area code, of agent for service)


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             DEREGISTRATION OF 4,990,000,000 SHARES OF COMMON STOCK


     This  Post-Effective  Amendment  No.  1  to  the Registration Statement No.
333-120207 on Form S-8 filed on November 3, 2004 by Livestar Entertainment Group, Inc. (the "Registrant") is filed to deregister 4,990,000,000 shares of the common stock of the Registrant as follows:

     - 4,493,000,000 shares have been deregistered from the Registrant's Employee Stock Incentive Plan for the Year 2004 No. 6; and

     - 497,000,000 shares have been deregistered from the Registrant's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 3.

     Accordingly, pursuant to this Post-Effective Amendment No. 1, the Registrant hereby deregisters 4,990,000,000 shares of its common stock which were previously registered under the Registration Statement, but were never issued.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-120207 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada on December 30, 2004.

                                     LIVESTAR ENTERTAINMENT GROUP, INC.



                                     By  /s/ Raymond Hawkins
                                       -----------------------------------------
                                       Raymond Hawkins, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                    Title                       Date
       ---------                    -----                       ----


   /s/ Raymond Hawkins     Chief Executive Officer and     December 30, 2004
------------------------
    Raymond Hawkins                 Director


   /s/ Edwin Kwong         Chief Operating Officer, Chief  December 30, 2004
------------------------
    Edwin Kwong            Financial Officer and Director


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